EXHIBIT 10.51

LANDLORD CONSENT TO SUBLEASE

Re:

That certain Lease Agreement dated March 1, 2001 (the “Lease”), by and between Franklin Forest Investors, LLC (as successor-in-interest to Duke-Weeks Realty Limited Partnership) (“Landlord”), and CCA Global Partners, Inc. (f/k/a Carpet Co-op of America Association) (“Tenant”) for premises known and numbered locally as 811 Livingston Court, Marietta, Georgia 30067 (the “Premises”)

The undersigned Landlord hereby acknowledges that Tenant is the current tenant under the Lease. Landlord hereby consents to a sublease (the “Sublease”) by Tenant, as sublessor, to SpineMedica Corp., a Florida corporation (“Sublessee”), as Sublessee, of a portion of the Premises that are the subject of the Lease (the “Subleased Premises”), as such Subleased Premises are more particularly described in the Sublease; provided that: (1) the Sublease is and remains subject and subordinate in all respects to the terms and conditions of the Lease; (2) Tenant is and shall remain primarily liable under the Lease as tenant under the Lease; (3) Sublessee shall not have and is not being given any right to holdover or continue to occupancy after the expiration or other termination of the term of the Lease, it being understood that any such expiration or other termination of the Lease shall automatically terminate the Sublease and all of Sublessee’s rights and interests thereunder; (4) in the event that any claim, demand, cause of action, liability or other dispute by or through Sublessee exists (collectively, a “Sublessee Claim”), Tenant agrees to and shall and does hereby indemnify, defend and hold Landlord harmless from and against any and all such Sublessee Claims, including without limitation reasonable attorneys’ fees and court costs arising out of or in connection with, or resulting from, any such Sublessee Claim; and (5) the form of such Sublease is as attached hereto as Exhibit A and incorporated herein by this reference and made a part hereof.

The foregoing is agreed to as of the 25th day of April, 2007.

FRANKLIN FOREST INVESTORS, LLC, a Delaware limited liability company

By:	GEHS Funding II, L.L.C., a Delaware limited liability company its sole member

By:	High Street Equity Advisors II, LLC, a Massachusetts limited liability company its manager

	By:	/s/ Dan Coughlin
		Name:	Dan Coughlin
		Its:	Authorized Member

READ, AGREED TO AND ACCEPTED BY TENANT THIS 9th DAY OF APRIL, 2008.

TENANT: CCA GLOBAL PARTNERS, INC.

By:	/s/
Its:	Vice President, Real Estate
Date:	April 9, 2007

EXHIBIT A

FORM OF SUBLEASE

(to be attached)

SUBLEASE

THIS SUBLEASE AND AGREEMENT made this 9th day of April, 2007 by and between CCA Global Partners, Inc. (f/k/a Carpet Co-op of America Association), (hereinafter referred to and called Sublessor), and SpineMedica, Corp., a Florida corporation (hereinafter referred to and called Sublessee).

WHEREAS, Sublessor has heretofore entered into a Lease Indenture (Principal Lease) dated March 1, 2001 with Lessor named in Exhibit “A” attached hereto and incorporated by reference herein (Prime Lessor), whereby Prime Lessor leased to Sublessor the real estate described in Section 1 of the Principal Lease, known as 811 Livingston Court, Marietta, Georgia 30067 (the “Building”) containing 20,780 rentable sq. ft. and listed in Exhibit “A” attached hereto and incorporated by reference herein.

WHEREAS, Sublessor desires to sublease a portion of the building containing 12,199 sq. ft. said real estate to Sublessee;

WHEREAS, this Sublease and Agreement is contingent upon Sublessor obtaining written consent from the Prime Lessor to sublease the Sublease Premises to Sublessee;

NOW, this Sublease and Agreement witnesseth that in consideration of their mutual covenants and agreements herein contained, and in consideration of the sum of One Dollar ($1.00) from Sublessee to Sublessor in hand paid, receipt of which is hereby acknowledged by Sublessor, the parties hereto agree as follows:

1. Sublessor hereby subleases and rents unto Sublessee, and Sublessee hereby subleases and rents from Sublessor, the portion of the real estate as referenced above covered by the Principal Lease for a period of one year four months years commencing April 1, 2007 and terminating July 31, 2008. Except as set forth herein, this Sublease is made upon and shall be subject to all of the terms, covenants and conditions of the Principal Lease, copies of which have been furnished to Sublessee by Sublessor, and the terms and covenants and conditions of which are hereby incorporated herein by reference. Notwithstanding the foregoing, the option to extend the Principal Lease contained in Exhibit “D” is not to be construed as part of the Principal lease. Sublessee hereby covenants and agrees to perform and observe and be bound by all of the terms, covenants, acknowledgements and conditions by or on the part of the Lessees under the Principal Lease from and after the date hereof, and to hold Sublessor harmless from and against any liabilities under or pursuant to the Principal Lease by reason of Sublessee’s failure to fully comply with any and all of said duties, covenants and obligations of the Lessee under and pursuant thereto or by reason of Sublessee’s conduct or management of the business conducted by Sublessee. Sublessee acknowledges that Sublessor does not, pursuant to this Sublease, covenant or agree to do or perform any obligations undertaken or assumed by the Lessor under the Principal Lease; Sublessor will, however, use its best efforts to obtain performance by Lessor under the Principal Lease.

This Sublease shall automatically terminate on the termination, cancellation or expiration of the Principal Lease between Lessee (Sublessor) and the Prime Lessor.

2. Sublessee may not assign or sublease his rights in or interest under this Sublease without the prior written consent of Sublessor.

3. The monthly rental of this Sublease shall be due and payable commencing June 1, 2007 and continuing thereafter on the 1st day of each month and required to be paid directly by Sublessee, it successor and assigns, to Sublessor. Monthly rental is as follows:

06/01/07 – 05/31/08	$5.00 per sq. ft.	$5,082.92
06/01/08 – 07/31/08	$5.13 per sq. ft.	$5,215.07

Sublessor, its successors or assigns, shall, pursuant to the terms of the Principal Lease, pay original rent reserved to the Prime Lessor, its heirs, executors or assigns, as the same shall have become due.

4. Effective with the commencement of this Sublease, Sublessee agrees to pay all Common Area Maintenance, Outside common Area Utilities, Real Estate Taxes and Insurance which may become due on the Sublease Premises during the term of this Sublease under the same terms and conditions as stated in the Principal Lease. The Common Area Maintenance, Outside Common Area Utilities, Real Estate Taxes and Insurance is currently $1.16 per sq. ft. ($1,179.24 per month). The “Controllable Expenses” as defined in the Principal Lease shall be limited to a seven percent (7%) per annum increase over the amount of the “Controllable Expenses” for the immediately preceding calendar year.

5. Sublessor shall pay all Utilities for the building and bill Sublessee monthly for their pro rata share. Sublessee’s prorate share will be based on 12,199 square feet out of the total 20,780 square feet. Sublessor shall provide Sublessee with copies of the utility bills with the invoice. Further Sublessee will pay its prorate share o f the HVAC maintenance contract on a quarterly basis. The current total quarterly payment for the HVAC maintenance contract is $738.00 and Sublessee’s pro-rata share shall be $433.28, subject to adjustment upon annual renewal of the contract.

6. In the event that (i) Sublessee shall be in default under any of the provisions of Paragraph 3 above or any of the other provisions of this Sublease, and shall continue to be in default after thirty (30) day’s written notice thereof from Sublessor; or (ii) a petition in bankruptcy be filed by or against Sublessee in any court of competent jurisdiction; or Sublessee be declared insolvent by any court of competent jurisdiction and a receiver of his property appointed, or Sublessee resort to an assignment of the assets for the benefit of his creditors’ then Sublessor shall have the right to terminate this Sublease and to take possession of the Subleased Premises.

7. Sublessee shall keep the interior of the Subleased. Premises in good condition and repair as stated in Section 7.01 of the Principal Lease. In accordance with Section 7.01 of the Principal Lease, Sublessor shall be responsible for the maintenance, repair and replacement of the HVAC systems of the building, including the Subleased Premises and Sublessee shall not he responsible for the cost of repairs and replacements exceeding $1,707.86 per year.

8. Sublessee agrees to obtain an appropriate business lease holders insurance policy for general liability and the contents of the facility. Sublessee shall deliver to Sublessor certificates of the insurers evidencing that proper and reasonable insurance has been obtained as required by Sublessor under the Principal Lease.

9. All agreements, covenants and conditions contained in this Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

10. Sublessee shall take the Sublease Premises in “as is” condition. Sublessor, at its expense, shall construct a demising wall and other improvements necessary to demise the Sublease Premises from the balance of Sublessor’s space in the Building.

11. Sublessee shall have the right to use the existing wiring, cabling, furniture, equipment and work stations (the “FF&E”), with the exception of the FF&E located in the office designated to Sandy Mishkin, located in the Sublease Premises at no additional cost to Sublessee. Sublessee shall have the option to purchase existing “FF & E” upon expiration of the Sublease.

12. Sublessor shall provide Sublessee with three (3) parking spaces per 1,000 rentable square feet during the term of this Sublease at no additional cost to Sublessee.

13. Sublessee shall be allowed to locate their computer and phone equipment in the computer room currently used by Sublessor. Sublessee shall not use any of Sublessor’s equipment to connect to Sublessee’s equipment. Sublessor shall be allowed access to the Sublease Premises to access the computer room at all times as needed for repairs, maintenance, etc.

14. Sublessee shall deposit with Sublessor upon Sublease execution the sum of $12,524.32 to be applied as follows: (i) $6,262.16 to be applied to the first full months’ rent and (ii) $6,262.16 to be applied as a Security Deposit to be held by Sublessor; without liability for interest, as security for the faithful performance by Sublessee of all the terms of this Sublease by Sublessee to be observed and performed, it being expressly understood that this Security Deposit is not an advance payment of Rent or a measure of Sublessor’s damages in case of default by Sublessee. The Security Deposit shall not be mortgaged, assigned, transferred, or encumbered by Sublessee without the prior written consent of Sublessor and any such act on the part of Sublessee shall be without force and effect and shall not be binding upon Sublessor. Sublessor’s obligations with respect to the Security Deposit are those of a debtor and not trustee. Sublessor may maintain the Security Deposit separate and apart from Sublessor’s general funds or may commingle it with Sublessor’s general and other funds. Sublessor shall not be required to pay Sublessee interest on the Security Deposit.

IN WITNESS WHEREOF, Sublessor and Sublessee have duly executed this Sublease under seal on the day and year first above written.

Witness:	Sublessor: CCA Global Partners, Inc.

/s/	/s/ Ronnie Caesar
	By:	Ronnie Caesar
	Its:	Vice President, Real Estate

Witness:	Sublessee: SpineMedica, Corp.

/s/	/s/ Rebeccah Brown
	By:	Rebeccah Brown
	Its:	Vice President, Operations

LETTER OF CREDIT

Sublessee agrees, in addition to and not in lieu of the Security Deposit, to deliver to Sublessor upon execution of this Sublease a clean, irrevocable letter of credit (the “Letter of Credit”) established in Sublessor’s (and its successors’ and assigns’) favor in the amount of Twenty-Five Thousand and 00/100 Dollars ($25,000.00), issued by a federally insured banking or lending institution reasonably acceptable to Sublessor and in other form and substance reasonably acceptable to Sublessor. The Letter of Credit shall specifically provide for partial draws and shall by its terms be transferable by the beneficiary thereunder. Any transfer fees shall be payable by Sublessee. If Sublessee fails to make any payment of rent or other charges due to Sublessor under the terms of this Sublease or otherwise defaults hereunder, beyond any applicable notice and cure period, Sublessor, at Sublessor’s option, may make a demand for payment under the Letter of Credit in an amount equal to the amounts then due and owing to Sublessor under this Sublease. In the event that Sublessor draws upon the Letter of Credit, Sublessee shall present to Sublessor a replacement Letter of Credit in the full letter of Credit Amount satisfying all of the terms and conditions of this paragraph within ten (10) days after receipt of notice from Sublessor such draw. Sublessee’s failure to do so within such 10-day period will constitute a default hereunder (Sublessee waiving any additional notice and grace or cure period), and upon such default Sublessor shall be entitled to immediately exercise all rights and remedies available to it hereunder, at law or in equity. Sublessor’s election to draw under the Letter of Credit and to hold the proceeds of the drawing under the Letter of Credit as a part of Sublessee’s Security Deposit shall not be deemed a cure of any default by Sublessee hereunder and shall not relieve Sublessee from its obligation to present to Sublessor a replacement Letter of Credit, which complies with the terms and conditions of this Sublease. Sublessee acknowledges that any proceeds of a draw made under the Letter of Credit and thereafter held as a part of Sublessee’s Security Deposit may be used by Sublessor to cure or satisfy any obligation of Sublessee hereunder as if such proceeds were instead proceeds of a draw made under a Letter of Credit that remained outstanding and in full force and effect at the time such amounts are applied by Sublessor to cure or satisfy any such obligation of Sublessee. Sublessee hereby affirmatively disclaims any interest Sublessee has, may have, claims to have, or may claim to have in any proceeds drawn by Sublessor under the Letter of Credit and held in accordance with the terms hereof. This Letter of Credit will expire upon final payment of all debts due to Sublessor, including but not limited to the amounts set forth in this Sublease Agreement as well as all annual reconciliation billings pursuant to the Principal Lease submitted to Sublessor by Prime Lessor.

STATE OF GEORGIA

COUNTY OF COBB

I the undersigned authority, a Notary Public in and for said County in said State, hereby certify that Ronnie Caesar, Vice President, Real Estate, whose name(s) are signed to the foregoing lease, and who are know to me, have acknowledged before me this day that, being informed of the contents of said instrument, they, as such officers and with full authority, executed the same voluntarily for and as the act of said company.

GIVEN under my hand and official seal on this 9th day of April, 2007.

/s/ Judi Grant
Notary Public

(SEAL)	My Commission Expires:	2/19/10

STATE OF GEORGIA

COUNTY OF COBB

I the undersigned authority, a Notary Public in and for said County in said State, hereby certify that Rebeccah Brown, Vice President, Operations, whose name(s) are signed to the foregoing lease, and who are know to me, have acknowledged before me this day that, being informed of the contents of said instrument, they, as such officers and with full authority, executed the same voluntarily for and as the act of said company.

GIVEN under my hand and official seal on this 9th day of April, 2007.

/s/ Judi Grant
Notary Public

(SEAL)	My Commission Expires:	2/19/10

April 5, 2007

CCA Global Partners, Inc.

811 Livingston Court

Marietta, Georgia 30067

Gentlemen:

We hereby establish our Irrevocable Standby Letter of Credit in favor of CCA Global Partners, Inc. f/k/a Carpet Co-op of America Association (Beneficiary) for the account of SpineMedica, Corp. up to an aggregate amount Of Twenty Five Thousand Dollars and 00/100 Dollars ($25,000) available by your sight draft payable at Security Bank of North Fulton (Issuing Bank).

Sight drafts up to the aggregate amount of the Letter of Credit, payable to the Beneficiary, and drawn on Security Bank of North Fulton will be paid when accompanied by a statement signed by an authorized agent of the Beneficiary that the amount of the draft represents amounts due and payable to the Beneficiary under the terms of a Sublease Agreement on 811 Livingston Court, Marietta, Georgia. The statement is to further warrant that the amounts being drawn are owed beyond any applicable notice and cure period.

This Letter of Credit is Transferable upon request by the Beneficiary and notice to the Bank.

Drafts must be drawn and presented at our offices at 2380 Old Milton Parkway, Alpharetta, Georgia 30004, no later than April 15, 2009. Each draft must state that it is drawn under our Letter of Credit No. 0012. Proceeds of the draft will be remitted per the Beneficiary’s instructions with any special handling costs, such as wire fees at the Beneficiary’s expense.

Unless otherwise expressly stated, this credit is subject to the uniform customs and practices for commercial documentary credits fixed by Brochure 500 of the International Chamber of Commerce.

We hereby agree with the drawers, endorsers and bona fide holders of all sight drafts drawn under and in compliance with the terms of this credit that such drafts will be duly honored upon proper presentation.

Yours very truly,

/s/ Stephen L. Stillman

Stephen L. Stillman
Senior Vice President